Exhibit 99.1

Contacts:
Media Relations	Media/Investor Relations
Bobbie Collins	Brian Beades
212-810-8155	212-810-5596
Bobbie.Collins@blackrock.com	Brian.Beades@blackrock.com

BlackRock Reports Second Quarter Earnings

Assets Under Management of $1.373 Trillion at June 30, 2009

New York, July 21, 2009 — BlackRock, Inc. (NYSE:BLK) today reported second quarter 2009 net income1 of $218 million, or $1.59 per diluted common share. Operating income for second quarter was $261 million and non-operating income, net of non-controlling interests, was $51 million. The reported operating margin was 25.4%.

Net income, as adjusted2, was $1.75 per diluted common share or $239 million, including operating income of $1.44 per diluted share, non-operating income of $0.20 per diluted share and an $0.11 per diluted share benefit primarily from a favorable tax ruling received during the quarter. Net income, as adjusted2, was 117% higher than first quarter 2009 and 16% lower than second quarter 2008.

BlackRock’s results reflect improving momentum in the business. Equity and fixed income markets have improved during the second quarter, more than offsetting first quarter market declines and contributing to positive momentum for net new business. BlackRock continues to maintain cost discipline and to benefit from a strong and diversified business model.

The period-over-period changes in Assets Under Management (“AUM”) explain the changes in revenues and operating income, as adjusted2. Revenues were $1,029 million, up 4% compared to the first quarter 2009 and down 26% compared to second quarter 2008. Operating income, as adjusted2, was $302 million, which included an $18 million expense due to balance sheet related foreign currency effects. Excluding these effects, changes in operating income were in line with changes in revenue. Operating margin, as adjusted2, of 34.4% reflected cost discipline offset by balance sheet related foreign currency effects and an increase in incentive compensation associated with stronger net income1.

Net non-operating income, as adjusted2, of $42 million reflected the positive effects of markets on the Company’s co-investments and seed investments, a significant improvement compared to prior periods. BlackRock marks substantially all of its investments to market through the income statement.

The table below presents a comparison of GAAP and as adjusted results for certain financial measures. See Attachment I for a reconciliation of GAAP to the as adjusted financial measures.

	Q2	Q2		Q1		Six Months Ended June 30,
	2009	2008	Change	2009	Change	2009	2008	Change
GAAP basis:
Revenue	$1,029	$1,387	(26)%	$987	4%	$2,016	$2,687	(25)%

Operating income	$261	$405	(36)%	$271	(4)%	$532	$801	(34)%

Net income[1]	$218	$274	(20)%	$84	160%	$302	$515	(41)%

Diluted EPS	$1.59	$2.00	(21)%	$0.62	156%	$2.22	$3.78	(41)%

As Adjusted:
Operating income[2]	$302	$447	(32)%	$307	(2)%	$609	$860	(29)%

Net income[1,2]	$239	$285	(16)%	$110	117%	$349	$537	(35)%

Diluted EPS[2]	$1.75	$2.08	(16)%	$0.81	116%	$2.56	$3.94	(35)%

[1]	Net income represents net income attributable to BlackRock, Inc.
[2]	See notes (a), (b), (c), (d), (e) and (f) to the Condensed Consolidated Statements of Income and Supplemental Information in Attachment I on pages 9, 10, 11 and 12.

AUM was $1.373 trillion at June 30, 2009, up 7% since March 31, 2009. Net new business totaled $15.2 billion during the quarter, including $28.5 billion of net inflows in long-dated assets, $7.5 billion of net outflows in cash management products, and $5.8 billion of net distributions in advisory assets. Inflows were well balanced geographically with $8.3 billion and $6.9 billion from U.S. and international investors, respectively. New business was equally robust across channels, with $10.5 billion of net inflows from institutional clients and $4.7 billion from retail investors worldwide. We also continued to build our BlackRock Solutions® business, adding 12 net new assignments during the quarter and completing six short-term advisory engagements. As of July 17, 2009, our pipeline of wins funded or to be funded totaled $45.7 billion, almost all of which was in long-dated investment products.

“Our second quarter results reflected the strength of our global focus on investment performance, client service and cost management” commented Laurence D. Fink, Chairman and CEO of BlackRock. “We worked closely with clients and distribution partners to serve renewed investor appetite for higher return assets, a key driver underlying net new business results for the quarter. We also continued to benefit from growing momentum in investment and fiduciary outsourcing, as clients look to firms that can provide comprehensive investment solutions. Similarly, we continued to capitalize on demand for risk management tools and advice through our BlackRock Solutions offerings.

“While markets were significantly more favorable during the second quarter, they remain choppy in the face of conflicting signals about global economic conditions. These are difficult conditions for portfolio managers to navigate, and I am proud of the job our teams are doing. Investment performance continued to improve in fixed income, where refinements to the investment process, a successful integration of the R3 team and selective new hires have helped drive strong results year-to-date. Performance remained competitive in equities and improved sharply in a number of alternative products, including our fund of hedge funds.

“On June 11th we announced that we had entered into an agreement to acquire Barclays Global Investors. The transaction will bring together two great asset management firms with a unique ability to create investment solutions for clients that draw upon leading index and active management capabilities and an extraordinarily deep product range across markets and asset classes. We have begun planning our integration, with a process designed to limit distraction for investment professionals and make the transition seamless for clients.

“Feedback from investors, consultants and distributors on the BGI transaction has been favorable, and new business wins since the announcement have been a particularly gratifying sign of confidence. We recognize the importance that clients place on integration planning and timely communication, and we will strive to exceed their expectations.

“We closed the quarter with a $45.7 billion pipeline of wins funded or to be funded, comprised almost entirely of flows in fixed income, equity, balanced and alternative products, as well as a robust pipeline in BlackRock Solutions. These figures do not reflect assets to be raised under the Public-Private Investment Partnership (“PPIP”) or assets managed under the Federal Reserve’s MBS purchase program.

“As I travel the globe and meet with clients, I hear a renewed sense of cautious optimism. Investors are increasingly confident in their ability to earn returns in excess of the near zero percent offered in money market funds, and many are actively pursuing opportunities to redeploy their considerable cash balances to longer dated products. As a result, search activity continued to increase and new business momentum remained strong as we headed into the third quarter.

“Governments throughout the G7 have begun putting forth their first proposals for financial reforms. While most of the initiatives focus on banking and securities businesses, the investment management industry must evolve as well to build the strong bonds of trust that are essential to the work we do as fiduciaries for our clients. BlackRock welcomes this challenge and remains dedicated to working with investors to assess their needs and develop effective investment products and solutions. I would like to thank each and every BlackRock employee for the energy and enthusiasm they bring to our work with clients, for the ways in which they come together as a team to meet investor needs, and for their contributions to planning for our future integration with BGI.”

Second Quarter Business Highlights

•

Net inflows of $15.2 billion for the quarter reflected strong new business efforts globally, including $8.3 billion from U.S. clients and $6.9 billion from international investors, particularly in Europe, Taiwan and the U.K. New business efforts were similarly strong across channels, with $10.5 billion from institutional clients and $4.7 billion from retail and high net worth investors globally. Flows reflected a notable shift in investor sentiment and a willingness to redeploy cash across the risk spectrum. Specifically, net new business in long-dated strategies totaled $28.5 billion, offsetting $7.5 billion of net outflows in cash management products and $5.8 billion of distributions in advisory mandates.

•

Fixed income had a strong second quarter both in investment performance and new business results. Net inflows totaled $15.5 billion, with positive inflows across all major product categories. Net new business included $13.5 billion from institutional investors and $2.0 billion from retail and high net worth clients pursuing high quality spread assets at very attractive valuations. Investment performance was competitive, with two-thirds of bond fund assets ranked in the top half of their peer groups for the quarter and year-to-date, while longer term track records continued to recover with 39%, 45% and 43% of bond fund AUM ranked above peer medians for the one-, three- and five-year periods ended June 30, 2009.

•

AUM in equity and balanced products increased $63.9 billion, on the strength of the rally in global equity markets and $15.6 billion of net new business. Net inflows were well diversified, with $3.7 billion in global and regional equity portfolios, $2.6 billion in global allocation and balanced funds, and $1.2 billion in sector-specific and other products. In addition, BlackRock was awarded $8.1 billion in passive index strategies during the quarter, in large part due to institutional rebalancing into equities. Investment performance was less robust than recent history, with 49% of equity fund assets ranked above peer medians for the quarter and year-to-date, but long-term track records remained highly competitive with 69%, 83% and 92% of equity fund AUM ranked in the top two peer group quartiles for the one-, three- and five-year periods ended June 30, 2009.

•

Alternative investment AUM declined $0.1 billion during the quarter, with $2.7 billion of net outflows almost fully offset by the $1.3 billion addition of the R3 Capital Partners funds and $1.2 billion of favorable foreign exchange translation and market appreciation. Although investment performance improved significantly, we continued to be a source of liquidity to our fund of funds clients, with $1.8 billion of outflows during the quarter. Similarly, $0.4 billion of net outflows in hedge funds masked signs of stabilization and renewed institutional allocations to both equity and credit alternatives. Finally, real estate markets continued to deteriorate, with a $0.8 billion drop in AUM driven by $1.1 billion of market declines. Investors remain opportunistic in their approach to alternatives, and flows are likely to be lumpy as they consider asset allocation strategies.

•

Liquidity flows industry-wide reflected low money market rates and investor willingness to redeploy to higher return assets. During the quarter, we had $7.5 billion of net outflows in cash management products, including $10.7 billion of outflows from U.S. investors and $3.2 billion of inflows from international investors. Notwithstanding fee waivers on selected money market funds to avoid negative yields, we had $11.4 billion of net outflows in government and tax-exempt funds, which were partially offset by $3.9 billion of net inflows in prime money market funds and other products. We expect volatility in market conditions to drive continued volatility in cash management flows. Our portfolios remain conservatively positioned to serve the liquidity needs of our clients.

•

Global focus on risk continued to drive strong demand for BlackRock Solutions services. During the quarter, we added twelve net new assignments and completed six short-term engagements. New mandates included one new Aladdin relationship and three net new risk management and outsourcing assignments. In addition, we added eight short-term financial markets advisory engagements for a variety of institutions, including several assignments for clients outside the U.S. Advisory AUM declined by $3.5 billion during the quarter, with the effects of positive markets and favorable foreign exchange translations more than offset by $5.8 billion of distributions in these long-term liquidation portfolios.

•

Our pipeline of wins funded or to be funded totaled $45.7 billion as of July 17, 2009, including $45.4 billion in long-dated assets, $0.5 billion in advisory AUM and $0.2 billion of net outflows in cash management products. These figures do not include assets to be raised in connection with BlackRock’s selection as one of the pre-qualified managers of the PPIP or assets managed by BlackRock in connection with the Federal Reserve’s MBS purchase program. In addition, search activity and other new business development opportunities remain robust globally for both investment products and BlackRock Solutions mandates.

Second Quarter GAAP Financial Highlights

Certain prior year amounts have been revised or reclassified to conform to 2009 presentation as required by the retrospective adoption of FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”), FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51. For more information please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on March 2, 2009.

Comparison to the Second Quarter of 2008

Second quarter 2009 operating income decreased 36% to $261 million from $405 million earned in second quarter 2008.

Second quarter 2009 revenues of $1,029 million decreased $358 million, or 26%, compared to $1,387 million in second quarter 2008 primarily due to the following:

•

Investment advisory and administration base fees of $850 million in second quarter 2009 decreased $311 million, or 27%, compared to $1,161 million in second quarter 2008 primarily associated with a market driven reduction in equity and alternative AUM.

•

Performance fees were $17 million in second quarter 2009, compared to $57 million in second quarter 2008. The decrease relates primarily to a reduction in performance fees in international equity separate accounts and equity and fixed income hedge funds.

•

BlackRock Solutions and advisory revenue was $116 million for second quarter 2009 compared to $100 million in second quarter 2008. The increase is primarily due to additional AUM fee based advisory assignments as well as additional Aladdin mandates.

•

Other revenue was $23 million for second quarter 2009, compared to $35 million in second quarter 2008. The decrease of $12 million was primarily related to lower real estate property management fees related to the outsourcing in the fourth quarter of 2008 of certain Metric Property Management, Inc. (“Metric”) contracts with BlackRock real estate clients, a decrease in net interest related to securities lending and lower unit trust sales commissions.

Second quarter 2009 operating expenses were $768 million compared to $982 million in second quarter 2008. The $214 million, or 22%, decrease compared to second quarter 2008 was primarily due to the following:

•

Employee compensation and benefits decreased $162 million due to an $87 million decline in incentive compensation associated with the decrease in operating income and performance fees, a $61 million decrease in salaries, benefits and commissions primarily due to lower headcount as a result of the BlackRock’s cost control efforts and a $14 million decrease in deferred compensation expense, which is primarily linked to a decrease in appreciation on assets related to certain deferred compensation plans.

•

Portfolio administration and servicing costs paid to Bank of America/Merrill Lynch, The PNC Financial Services Group and other third parties decreased $27 million primarily due to lower levels of average AUM serviced by third parties across all asset classes.

•

General and administration expenses decreased $17 million primarily related to a $27 million decrease in marketing and promotional expenses and a $4 million decrease in technology expenses primarily the result of cost control efforts, an $11 million decrease in portfolio services and a $5 million decrease in closed-end fund launch costs, offset by a $16 million increase in foreign currency remeasurement costs and $15 million in professional services related to BGI transaction/integration costs incurred in second quarter 2009.

•	Amortization of deferred mutual fund sales commissions decreased $7 million primarily related to lower sales of certain share classes of open-ended funds.

Second quarter 2009 non-operating income, net of non-controlling interests, was $51 million compared to $16 million in second quarter 2008. The $51 million non-operating income, net of non-controlling interests, related to the Company’s co-investments and seed investments including net gains in private equity products of $11 million, distressed hedge funds of $44 million, hedge funds/funds of hedge funds of $8 million, fixed income and equity investments of $2 million, and deferred compensation plans of $9 million, offset by a $12 million decrease in valuations from real estate equity/debt products. In addition, net interest expense was $11 million, a decrease of $7 million primarily due to a decline in interest rates.

Comparison to the First Quarter of 2009

Second quarter 2009 operating income decreased 4% to $261 million from $271 million earned in first quarter 2009.

Second quarter 2009 revenues of $1,029 million increased $42 million, or 4%, compared to $987 million in first quarter 2009 due to the following:

•

Investment advisory and administration base fees of $850 million in second quarter 2009 increased $51 million, or 6%, compared to $799 million in first quarter 2009 primarily associated with growth in AUM across equity and balanced and fixed income products during the second quarter as a result of net inflows, market and foreign currency effects as well as the effect of one more revenue day in the second quarter.

•

BlackRock Solutions and advisory revenue was $116 million for second quarter 2009 versus $140 million in first quarter 2009. The second quarter revenue decline of $24 million, or 17%, was the result of more portfolio structuring assignments during the first quarter 2009.

Second quarter 2009 operating expenses of $768 million increased $74 million, or 11%, compared to $694 million in first quarter 2009, excluding the restructuring charges in first quarter of $22 million. The $74 million increase compared to first quarter 2009 was primarily due to the following:

•

Employee compensation and benefits increased $39 million due to a $39 million increase in incentive compensation and a $19 million increase in deferred compensation expense, which is primarily linked to appreciation on assets related to certain deferred compensation plans, partially offset by a $19 million decrease in salaries, benefits and commissions primarily due to lower headcount as a result of the Company’s cost control efforts.

•

General and administration expenses increased $38 million primarily related to $15 million in professional services related to BGI transaction/integration costs incurred in second quarter 2009 and a $20 million increase in foreign currency remeasurement costs.

Second quarter 2009 non-operating income, net of non-controlling interests, was $51 million, compared to non-operating expense, net of non-controlling interests, of $157 million in first quarter 2009, a $208 million improvement from first quarter 2009 related to changes in valuations of co-investments and seed investments.

Teleconference and Webcast Information

BlackRock will host a teleconference call for investors and analysts on Tuesday, July 21, 2009, at 9:00 a.m. (Eastern Time) to discuss its second quarter results. Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-4634, shortly before 9:00 a.m. and reference the BlackRock Conference Call (ID Number 18871845). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 1:00 p.m. on Tuesday, July 21, 2009 and ending at midnight on Tuesday, July 28, 2009. To access the replay of the teleconference, callers from the United States should dial (800) 642-1687 and callers from outside the United States should dial (706) 645-9291 and enter the Conference ID Number 18871845. To access the webcast, please visit the investor relations section of www.blackrock.com.

Performance Notes

Past performance is not indicative of future results. The performance information reflects U.S. open-end mutual funds and EMEA-domiciled publicly offered funds. Source of performance information is BlackRock, Inc. and is based in part on data from Lipper Inc. for U.S. funds and Morningstar, Inc. for non-U.S. funds. Fund performance reflects the reinvestment of dividends and distributions, but does not reflect sales charges.

About BlackRock

BlackRock is one of the world’s largest publicly traded investment management firms. At June 30, 2009, BlackRock’s AUM was $1.373 trillion. The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity, fixed income, cash management, alternative investment and advisory products. In addition, a growing number of institutional investors use BlackRock Solutions investment system, risk management and financial advisory services. Headquartered in New York City, as of June 30, 2009, the firm has approximately 5,000 full-time employees in 21 countries and a major presence in key global markets, including the U.S., Europe, Asia, Australia and the Middle East. For additional information, please visit the Company’s website at www.blackrock.com.

Forward-Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s SEC reports and those identified elsewhere in this report the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock, Barclays, Bank of America, Merrill Lynch or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in the carrying value of BlackRock’s investments; (14) fluctuations in foreign currency exchange rates, which may adversely affect the value of investment advisory and administration fees earned by BlackRock or the carrying value of certain assets and liabilities denominated in foreign currencies; (15) the impact of changes to tax legislation and, generally, the tax position of the Company; (16) the ability of BlackRock to effectively manage the former Quellos business along with its historical operations; (17) BlackRock’s success in maintaining the distribution of its products; (18) the impact of BlackRock electing to provide support to its products from time to time; (19) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions; and (20) the ability of BlackRock to complete the transaction with Barclays.

BlackRock’s Annual Reports on Form 10-K and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this press release.

Attachment I

BlackRock, Inc.

Condensed Consolidated Statements of Income and Supplemental Information

(Dollar amounts in millions, except per share data)

(unaudited)

	Three months ended June 30,			Three months ended March 31, 2009		Six months ended June 30,
	2009	2008	% Change		% Change	2009	2008	% Change
Revenue
Investment advisory and administration base fees	$850	$1,161	(27%)	$799	6%	$1,649	$2,293	(28%)
Investment advisory performance fees	17	57	(70%)	11	55%	28	99	(72%)

Investment advisory and administration base and performance fees	867	1,218	(29%)	810	7%	1,677	2,392	(30%)
BlackRock Solutions and advisory	116	100	16%	140	(17%)	256	160	60%
Distribution fees	23	34	(32%)	25	(8%)	48	69	(30%)
Other revenue	23	35	(34%)	12	92%	35	66	(47%)

Total revenue	1,029	1,387	(26%)	987	4%	2,016	2,687	(25%)

Expenses
Employee compensation and benefits	390	552	(29%)	351	11%	741	1,021	(27%)
Portfolio administration and servicing	125	152	(18%)	127	(2%)	252	306	(18%)
Amortization of deferred mutual fund sales commissions	26	33	(21%)	27	(4%)	53	63	(16%)
General and administration	191	208	(8%)	153	25%	344	422	(18%)
Restructuring charges	-	-	NM	22	(100%)	22	-	NM
Amortization of intangible assets	36	37	(3%)	36	0%	72	74	(3%)

Total expenses	768	982	(22%)	716	7%	1,484	1,886	(21%)

Operating income	261	405	(36%)	271	(4%)	532	801	(34%)
Non-operating income (expense)
Net gain (loss) on investments	88	-	NM	(172)	151%	(84)	(20)	(320%)
Interest and dividend income	4	14	(71%)	8	(50%)	12	32	(63%)
Interest expense	(15)	(18)	(17%)	(15)	0%	(30)	(36)	(17%)

Total non-operating income (expense)	77	(4)	NM	(179)	143%	(102)	(24)	(325%)

Income before income taxes	338	401	(16%)	92	267%	430	777	(45%)
Income tax expense	94	147	(36%)	30	213%	124	277	(55%)

Net income	244	254	(4%)	62	294%	306	500	(39%)
Less:
Net income (loss) attributable to non-controlling interests	26	(20)	230%	(22)	218%	4	(15)	127%

Net income attributable to BlackRock, Inc.	$218	$274	(20%)	$84	160%	$302	$515	(41%)

Weighted-average common shares outstanding (e)
Basic	130,928,926	129,569,325	1%	130,216,218	1%	130,574,535	129,242,591	1%
Diluted	133,364,611	132,032,538	1%	131,797,189	1%	132,668,695	131,812,500	1%
Earnings per share attributable to BlackRock, Inc. common shareholders (e)
Basic	$1.62	$2.04	(21%)	$0.63	157%	$2.25	$3.85	(42%)
Diluted	$1.59	$2.00	(21%)	$0.62	156%	$2.22	$3.78	(41%)
Cash dividends declared and paid per share	$0.78	$0.78	0%	$0.78	0%	$1.56	$1.56	0%
Supplemental information:
Operating income, as adjusted (a)	$302	$447	(32%)	$307	(2%)	$609	$860	(29%)
Operating margin, GAAP basis	25.4%	29.2%	(13%)	27.5%	(8%)	26.4%	29.8%	(11%)
Operating margin, as adjusted (a)	34.4%	37.8%	(9%)	37.2%	(8%)	35.8%	37.7%	(5%)
Non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted (b)	$42	($9)	NM	($153)	127%	($111)	($33)	(236%)
Net income attributable to BlackRock, Inc., as adjusted (c), (d)	$239	$285	(16%)	$110	117%	$349	$537	(35%)
Diluted earnings attributable to BlackRock, Inc. common shareholders per share, as adjusted (c), (d), (e)	$1.75	$2.08	(16%)	$0.81	116%	$2.56	$3.94	(35%)

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

NM—Not meaningful

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(Unaudited)

BlackRock reports its financial results on a GAAP basis; however, management believes that evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP basis financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Certain prior period non-GAAP data has been reclassified to conform to the current presentation. Computations for all periods are derived from the Company’s condensed consolidated statements of income as follows:

(a) Operating income, as adjusted, and operating margin, as adjusted:

Operating income, as adjusted, equals operating income, GAAP basis, excluding certain items deemed non-recurring by management or transactions that ultimately will not impact BlackRock’s book value, as indicated in the table below. Operating income used for operating margin measurement equals operating income, as adjusted, excluding the impact of closed-end fund launch costs and commissions. Operating margin, as adjusted, equals operating income used for operating margin measurement, divided by revenue used for operating margin measurement, as indicated in the table below.

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2009	2008	2009	2009	2008
Operating income, GAAP basis	$261	$405	$271	$532	$801
Non-GAAP adjustments:
Restructuring charges	-	-	22	22	-
PNC LTIP funding obligation	15	15	15	30	30
Merrill Lynch compensation contribution	2	2	3	5	5
Barclays Global Investors (“BGI”) transaction/integration costs	15	-	-	15	-
Compensation expense related to (depreciation) appreciation on deferred compensation plans	9	25	(4)	5	24

Operating income, as adjusted	302	447	307	609	860
Closed-end fund launch costs	-	5	2	2	9
Closed-end fund launch commissions	-	-	1	1	-

Operating income used for operating margin measurement	$302	$452	$310	$612	$869

Revenue, GAAP basis	$1,029	$1,387	$987	$2,016	$2,687
Non-GAAP adjustments:
Portfolio administration and servicing costs	(125)	(152)	(127)	(252)	(306)
Amortization of deferred mutual fund sales commissions	(26)	(33)	(27)	(53)	(63)
Reimbursable property management compensation	-	(6)	-	-	(12)

Revenue used for operating margin measurement	$878	$1,196	$833	$1,711	$2,306

Operating margin, GAAP basis	25.4%	29.2%	27.5%	26.4%	29.8%

Operating margin, as adjusted	34.4%	37.8%	37.2%	35.8%	37.7%

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(Unaudited)

(continued)

(a) (continued)

Management believes that operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s performance over time. As such, management believes that operating income, as adjusted, and operating margin, as adjusted, provide useful disclosure to investors.

Operating income, as adjusted:

Restructuring charges recorded in 2009 consist of compensation costs, occupancy costs and professional fees and have been deemed non-recurring by management and thus have been excluded from operating income, as adjusted, to help ensure the comparability of this information to prior periods. BGI transaction/integration costs recorded in 2009 consist principally of certain advisory and legal fees incurred in conjunction with the announced transaction. As such, management believes that operating margins exclusive of these costs are useful measures in evaluating BlackRock’s operating performance for the respective periods.

The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) that will be funded through the distribution to participants of shares of BlackRock stock held by PNC and the anticipated Merrill Lynch compensation contribution have been excluded because these charges ultimately do not impact BlackRock’s book value.

Compensation expense associated with appreciation (depreciation) on assets related to certain BlackRock deferred compensation plans has been excluded as returns on investments set aside for these plans, which substantially offset this expense, are reported in non-operating income.

Operating margin, as adjusted:

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of closed-end fund launch costs and commissions. Management believes that excluding such costs and commissions is useful because these costs can fluctuate considerably and revenues associated with the expenditure of these costs will not fully impact the Company’s results until future periods.

Operating margin, as adjusted, allows the Company to compare performance from year-to-year by adjusting for items that may not recur, recur infrequently or may fluctuate based on market movement, such as restructuring charges, transaction/integration costs, closed-end fund launch costs and fluctuations in compensation expense based on mark-to-market movements in investments held to fund certain compensation plans. The Company also uses operating margin, as adjusted, to monitor corporate performance and efficiency and as a benchmark to compare its performance to other companies. Management uses both the GAAP and non-GAAP financial measures. The non-GAAP measure by itself may pose limitations because it does not include all of the Company’s revenues and expenses.

Revenue used for operating margin, as adjusted, excludes portfolio administration and servicing costs paid to related parties and to other third parties. Management believes that excluding such costs is useful because the Company receives offsetting revenue for these services. Amortization of deferred mutual fund sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, offset distribution fee revenue earned by the Company. Reimbursable property management compensation represented compensation and benefits paid to personnel of Metric Property Management, Inc. (“Metric”), a subsidiary of BlackRock Realty Advisors, Inc. (“Realty”). These employees were retained on Metric’s payroll when certain properties were acquired by Realty’s clients. The related compensation and benefits were fully reimbursed by Realty’s clients and have been excluded from revenue used for operating margin, as adjusted, because they bear no economic cost to BlackRock. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such revenues.

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(Unaudited)

(continued)

(b) Non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted:

Non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted, equals non-operating income (expense), GAAP basis, less net income (loss) attributable to non-controlling interests, GAAP basis, adjusted for compensation expense associated with depreciation (appreciation) on assets related to certain BlackRock deferred compensation plans. The compensation expense offset is recorded in operating income. This compensation expense has been included in non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted, to offset returns on investments set aside for these plans, which are reported in non-operating income (expense), GAAP basis.

	Three Months Ended			Six Months Ended June 30,
	June 30,		March 31,
	2009	2008	2009	2009	2008
Non-operating income (expense), GAAP basis	$77	($4)	($179)	($102)	($24)
Net income (loss) attributable to non-controlling interests, GAAP basis	26	(20)	(22)	4	(15)

Non-operating income (expense), less net income (loss) attributable to non-controlling interests	51	16	(157)	(106)	(9)
Compensation expense related to (appreciation) depreciation on deferred compensation plans	(9)	(25)	4	(5)	(24)

Non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted	$42	($9)	($153)	($111)	($33)

Management believes that non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted, provides for comparability of this information to prior periods and is an effective measure for reviewing BlackRock’s non-operating contribution to its results. As compensation expense on the deferred compensation plans, which is included in operating income, offsets the gain/(loss) on the investments set aside for these plans, management believes that non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted, provides useful measures to investors of BlackRock’s non-operating results.

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(Unaudited)

(continued)

(c) Net income attributable to BlackRock, Inc., as adjusted:

Management believes that net income attributable to BlackRock, Inc., as adjusted, and diluted common earnings per share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant non-recurring items as well as charges that ultimately will not impact BlackRock’s book value.

	Three Months Ended			Six Months Ended June 30,
	June 30,		March 31,
	2009	2008	2009	2009	2008
Net income attributable to BlackRock, Inc., GAAP basis	$218	$274	$84	$302	$515
Non-GAAP adjustments, net of tax: (d)
Restructuring charges	-	-	14	14	-
PNC LTIP funding obligation	10	10	10	20	19
Merrill Lynch compensation contribution	1	1	2	3	3
BGI transaction/integration costs	10	-	-	10	-

Net income attributable to BlackRock, Inc., as adjusted	$239	$285	$110	$349	$537

Allocation of net income attributable to BlackRock, Inc., as adjusted: (f)
Common shares(e)	$233	$275	$107	$339	$520
Participating RSUs	6	10	3	10	17

Net income attributable to BlackRock, Inc., as adjusted	$239	$285	$110	$349	$537

Diluted weighted average common shares outstanding (e)	133,364,611	132,032,538	131,797,189	132,668,695	131,812,500

Diluted earnings per common share, GAAP basis (e)	$1.59	$2.00	$0.62	$2.22	$3.78

Diluted earnings per common share, as adjusted (e)	$1.75	$2.08	$0.81	$2.56	$3.94

The restructuring charges and BGI transaction/integration costs reflected in GAAP net income attributable to BlackRock, Inc. have been deemed non-recurring by management and have been excluded from net income attributable to BlackRock, Inc., as adjusted, to help ensure the comparability of this information to prior reporting periods.

The portion of the compensation expense associated with LTIP awards that will be funded through the distribution to participants of shares of BlackRock stock held by PNC and the anticipated Merrill Lynch compensation contribution have been excluded from net income, as adjusted, because these charges ultimately do not impact BlackRock’s book value.

(d) The tax rates used represent BlackRock’s corporate effective tax rates in the respective periods, which exclude certain adjustments that were recorded. For each of the quarters ended June 30, 2009, June 30, 2008 and March 31, 2009, non-GAAP adjustments were tax effected at 35%. For each of the six months ended June 30, 2009 and 2008, non-GAAP adjustments were tax effected at 35%.

(e) Series A, B and C non-voting participating preferred stock are considered to be common stock equivalents for purposes of determining basic and diluted earnings per share calculations. Certain unvested restricted stock units are not included in this number as they are deemed participating securities in accordance with FSP EITF 03-6-1.

(f) Allocation of net income attributable to BlackRock, Inc., as adjusted, to common shares and participating RSUs is calculated pursuant to the two-class method as defined in SFAS No. 128, Earnings per Share.

Attachment II

BlackRock, Inc.

Summary of Revenues

(Dollar amounts in millions)

(unaudited)

	Three months ended June 30,				Three months ended March 31, 2009		Six months ended June 30,
	2009	2008	% Change			% Change	2009	2008	% Change
Investment advisory and administration fees
Fixed income	$207	$234	(12%)		$199	4%	$406	$455	(11%)
Cash management	166	184	(10%)		175	(5%)	341	359	(5%)
Equity and balanced	382	601	(36%)		337	13%	719	1,203	(40%)
Alternative investment products	95	142	(33%)		88	8%	183	276	(34%)

Investment advisory and administration base fees	850	1,161	(27%)		799	6%	1,649	2,293	(28%)
Fixed income	5	-	N	M	3	67%	8	2	300%
Equity and balanced	2	30	(93%)		6	(67%)	8	68	(88%)
Alternative investment products	10	27	(63%)		2	400%	12	29	(59%)

Investment advisory performance fees	17	57	(70%)		11	55%	28	99	(72%)

Total investment advisory and administration base and performance fees	867	1,218	(29%)		810	7%	1,677	2,392	(30%)
BlackRock Solutions and advisory	116	100	16%		140	(17%)	256	160	60%
Distribution fees	23	34	(32%)		25	(8%)	48	69	(30%)
Other revenue	23	35	(34%)		12	92%	35	66	(47%)

Total revenue	$1,029	$1,387	(26%)		$987	4%	$2,016	$2,687	(25%)

NM—Not meaningful

BlackRock, Inc.

Summary of Non-operating Income (Expense)

(Dollar amounts in millions)

(unaudited)

	Three months ended June 30,				Three months ended March 31, 2009		Six months ended June 30,
	2009	2008	% Change			% Change	2009	2008	% Change
Total non-operating income (expense)	$77	($4)	N	M	($179)	143%	($102)	($24)	(325%)
Net income (loss) attributable to non-controlling interests	26	(20)	230%		(22)	218%	4	(15)	127%

Total non-operating income (expense), less net income (loss) attributable to non-controlling interests	$51	$16	219%		($157)	132%	($106)	($9)	NM

	Estimated economic investments at June 30, 2009[3]	Three months ended June 30,				Three months ended March 31, 2009		Six months ended June 30,
		2009	2008	% Change			% Change	2009	2008	% Change
Non-operating income (expense)
Net gain (loss) on investments [1]
Private equity	25 - 30%	$11	$2	450%		($20)	155%	($9)	$10	(190%)
Real estate	<10%	(12)	(8)	(50%)		(93)	87%	(105)	(22)	(377%)
Distressed hedge funds	20 - 30%	44	7	N	M	(12)	467%	32	4	NM
Hedge funds/funds of hedge funds	10 - 20%	8	5	60%		(6)	233%	2	(8)	125%
Other investments [2]	15 - 25%	2	(10)	120%		(15)	113%	(13)	(12)	8%

Sub-total		53	(4)	N	M	(146)	136%	(93)	(28)	(232%)
Investments related to deferred compensation plans		9	25	(64%)		(4)	325%	5	24	(79%)

Total net gain (loss) on investments [1]		62	21	195%		(150)	141%	(88)	(4)	NM
Net income (loss) attributable to other non-controlling interests[4]		-	(1)	100%		-	NM	-	(1)	100%
Interest and dividend income		4	14	(71%)		8	(50%)	12	32	(63%)
Interest expense		(15)	(18)	17%		(15)	0%	(30)	(36)	17%

Total non-operating income (expense) [1]		51	16	219%		(157)	132%	(106)	(9)	NM
Compensation expense related to depreciation (appreciation) on deferred compensation plans		(9)	(25)	64%		4	(325%)	(5)	(24)	79%

Non-operating income (expense), as adjusted [1]		$42	($9)	N	M	($153)	127%	($111)	($33)	(236%)

[1]	Includes net income (loss) attributable to non-controlling interests (redeemable and non-redeemable) related to investment activities.

[2]	Net gain (loss) for other investments includes net gains / (losses) related to equity and fixed income investments and BlackRock’s seed capital hedging program.

[3]	Represents estimated percentages of BlackRock’s corporate economic investment portfolio.

[4]	Includes non-controlling interests related to operating entities (non-investment activities).

NM—Not meaningful

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

Attachment III

BlackRock, Inc.

Assets Under Management

(Dollar amounts in millions)

(unaudited)

Summary

	June 30, 2009	March 31, 2009	June 30, 2008	Variance vs.
				March 31, 2009	June 30, 2008
Fixed income	$509,656	$474,299	$527,186	7%	(3%)
Cash management	316,702	322,485	344,944	(2%)	(8%)
Equity and balanced	329,622	265,733	435,676	24%	(24%)
Alternative investment products	51,562	51,693	76,103	(0%)	(32%)

Sub Total	1,207,542	1,114,210	1,383,909	8%	(13%)
Advisory AUM[1]	165,618	169,145	43,634	(2%)	280%

Total AUM	$1,373,160	$1,283,355	$1,427,543	7%	(4%)

Current Quarter Component Changes

	March 31, 2009	Net subscriptions (redemptions)	Acquisition[2]	Foreign exchange[3]	Market appreciation (depreciation)	June 30, 2009
Fixed income	$474,299	$15,471	$—	$4,727	$15,159	$509,656
Cash management	322,485	(7,504)	—	1,484	237	316,702
Equity and balanced	265,733	15,609	—	9,010	39,270	329,622
Alternative investment products	51,693	(2,651)	1,344	656	520	51,562

Sub Total	1,114,210	20,925	1,344	15,877	55,186	1,207,542
Advisory AUM[1]	169,145	(5,766)	—	1,948	291	165,618

Total AUM	$1,283,355	$15,159	$1,344	$17,825	$55,477	$1,373,160

Year to Date Component Changes

	December 31, 2008	Net subscriptions (redemptions)	Acquisition[2]	Foreign exchange[3]	Market appreciation (depreciation)	June 30, 2009
Fixed income	$483,173	$9,081	$—	$2,538	$14,864	$509,656
Cash management	338,439	(23,146)	—	1,324	85	316,702
Equity and balanced	280,821	21,364	—	5,287	22,150	329,622
Alternative investment products	59,723	(5,247)	1,344	420	(4,678)	51,562

Sub Total	1,162,156	2,052	1,344	9,569	32,421	1,207,542
Advisory AUM[1]	144,995	18,754	—	1,689	180	165,618

Total AUM	$1,307,151	$20,806	$1,344	$11,258	$32,601	$1,373,160

Year over Year Component Changes

	June 30, 2008	Net subscriptions (redemptions)	Acquisition[2]	Foreign exchange[3]	Market appreciation (depreciation)	June 30, 2009
Fixed income	$527,186	$(11,310)	$—	$(6,317)	$97	$509,656
Cash management	344,944	(28,019)	—	(884)	661	316,702
Equity and balanced	435,676	16,588	—	(18,698)	(103,944)	329,622
Alternative investment products	76,103	(7,174)	1,344	(1,219)	(17,492)	51,562

Sub Total	1,383,909	(29,915)	1,344	(27,118)	(120,678)	1,207,542
Advisory AUM[1]	43,634	119,876	—	1,689	419	165,618

Total AUM	$1,427,543	$89,961	$1,344	$(25,429)	$(120,259)	$1,373,160

[1]	Advisory AUM represents long-term portfolio liquidation assignments.
[2]	Net assets acquired from R3 Capital Management, LLC in April 2009.
[3]	Foreign exchange reflects the impact of converting non-dollar denominated AUM into U.S. dollars for reporting.